SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FIRST WEST VIRGINIA BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 6671

Wheeling, WV 26003

NOTICE OF ANNUAL MEETING OF THE

SHAREHOLDERS OF

FIRST WEST VIRGINIA BANCORP, INC.

Wheeling, West Virginia

April 17, 2014

TO OUR SHAREHOLDERS:

Please take notice that the Annual Meeting of Shareholders of First West Virginia Bancorp, Inc. (the “Company”), a West Virginia corporation, will be held at the Corporate Office of Progressive Bank, N.A., 590 National Road, Wheeling, West Virginia, at 4:00 p.m., on May 13, 2014. The close of business on March 24, 2014 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders.

While the Board of Directors sincerely hopes that all of you will attend the meeting, we nevertheless urge you to COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, ENCLOSED, AS SOON AS POSSIBLE. A self-addressed stamped envelope is provided for that purpose. You should return the proxy whether or not you plan to attend the meeting in person. If you do attend the meeting, you may revoke the proxy and vote in person if you so desire.

The	purposes of the Annual Meeting are as follows:

1.	To fix the number of directors of the Company to be elected at the 2014 Annual Meeting of Shareholders at eleven (11).

2.	If the shareholders approve Item 1, to elect eleven (11) directors to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Shareholders.

3.	If the shareholders do not approve Item 1, to elect six (6) directors to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Shareholders.

4.	To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers.

5.	To ratify the selection of BKD, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

6.	To transact such other business as may lawfully be brought before the meeting.

You are urged to read the accompanying Proxy Statement carefully, as it contains detailed information regarding the nominees for directors of the Company and the independent registered public accounting firm of the Company.

By order of the Board of Directors.

/s/ Debbie A. Kloeppner
DEBORAH A. KLOEPPNER
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2014

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our 2013 Annual Report, are available free of charge on the following website: http:/www.cfpproxy.com/4429.

FIRST WEST VIRGINIA BANCORP, INC.

1701 Warwood Avenue, Wheeling, West Virginia 26003

PROXY STATEMENT

For Annual Meeting of Shareholders to be Held May 13, 2014

This proxy statement is furnished to the shareholders of First West Virginia Bancorp, Inc., (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held May 13, 2014, beginning at 4:00 p.m., and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the Corporate Office of Progressive Bank, N.A., 590 National Road, Wheeling, West Virginia. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 17, 2014.

Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. A proxy may be revoked at any time before it is voted at the meeting by executing a later dated proxy or by voting in person at the meeting, or by filing a written revocation with the judges of election. All shares represented by duly executed proxies in the accompanying form will be voted unless revoked prior to the voting thereof.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The close of business on March 24, 2014 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding and entitled to be voted at such meeting 1,728,730 shares of common stock less 10,000 shares held in treasury. The holders of the common stock will be entitled to one vote for each share of common stock held of record on the record date. In the election for directors votes may be cumulated if a shareholder requests cumulative voting for directors at least 48 hours before the meeting. Please see Voting and Election of Directors, below.

Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. If any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact Deborah A. Kloeppner, Secretary, First West Virginia Bancorp, Inc., 1701 Warwood Avenue, Wheeling, West Virginia 26003, or by telephone at (304) 277-1100, or by e-mail at dkloeppner@progbank.com. In addition, shareholders who receive multiple copies of the proxy statement at the same address may also contact Deborah A. Kloeppner to request that a single copy of the proxy statement be sent in the future.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2013 accompanies this proxy statement.

The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, solicitation of proxies may be made by telephone or other means by directors, officers or regular employees of the Company.

Voting

Voting at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Required Vote

A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote for the election of directors.

Shares represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees or against such other matters. If a broker indicates on a proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Election of Directors—Cumulative Voting

In the election for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Such rights may be exercised by a clear indication of the shareholder’s intent on the form of proxy. Under applicable law, there are no dissenter’s rights of appraisal as to the election of directors.

At our 2014 Annual Meeting, the total number of directors to be elected depends on whether Item 1 is approved by shareholders. If Item 1 is approved, the total number of directors to be elected is eleven (11) with terms to expire at the 2015 annual meeting. If Item 1 is approved, each shareholder has the right to cast eleven (11) votes for each share of stock held on the record date for purposes of cumulative voting for the election of directors. If Item 1 is not approved by the shareholders, the total number of directors to be elected is six (6) with terms to expire at the 2015 meeting. If Item 1 is not approved, each shareholder has the right to cast six (6) votes for each share of stock held on the record date for purposes of cumulative voting for the election of directors.

Because we do not know the outcome of the vote on Item 1, if you are submitting your votes by proxy, please complete both Items 2 and 3 on the proxy card so that the proxy holder has instructions on how to vote for each item.

If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of First West Virginia Bancorp, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

Voting on Other Business

For purposes of (i) fixing of the number of directors to be elected at the Annual Meeting of Shareholders; (ii) the non-binding resolution to approve compensation of the Company’s named executive officers and (iii) ratification of BKD, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014, the affirmative vote of a majority of the votes cast on this proposal is required. Under applicable law, there are no dissenter’s rights of appraisal as to these items. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

Item 1—Fix the Number of Directors to be Elected at Eleven (11)

Section 4.02 of the Company’s Amended and Restated Bylaws (“Bylaws”) provides that the Board of Directors will consist of not less than four (4) nor more than twenty-five (25) directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by resolution of the shareholders at any meeting thereof. The Bylaws and Article IV of the Company’s Amended and Restated Articles of Incorporation (“Articles”) include restrictions that prevent the Board of Directors, but not the shareholders, from significantly increasing the size of the Board of Directors in a single year. Under the Bylaws and Articles, the Board is prohibited (i) from increasing the size of the Board by more than 2 members in a single year in cases where the Board consists of 15 or fewer directors and (ii) from increasing the size of the Board by more than 4 members in a single year in cases where the Board consists of 16 or more members. In addition, the West Virginia Code provides similar restrictions by prohibiting the Board from increasing or decreasing the size of the Board in any one year by thirty percent (30%) or more. In this case, the restrictions in the West Virginia Code are more stringent than the restrictions in the Company’s Articles and Bylaws.

The number of directors last elected by the shareholders at the 2013 Annual Meeting was six (6). The Corporation’s Articles and Bylaws permit the Board to increase the size of the Board by two (2) members; however, West Virginia law only permits the Board of Directors to increase the size of the Board by one (1) director.

The limitations in the Articles and Bylaws restricting the ability of the Board of Directors to change the size of the Board were initially adopted to discourage a hostile takeover of the Company by making it more difficult to change the make-up of the board in a single year. The limitations set forth in the West Virginia Code were adopted to balance the need to provide flexibility to the Board of Directors to make incremental changes in the size of the Board with the desire to protect the shareholders’ right to elect directors. These restrictions only apply to the Board of Directors and do not apply to shareholders. Accordingly, shareholders are able to change the size of the Board from year to year without any restrictions on the size of the changes as long as such changes are within the range of directors set forth in the Corporation’s Articles and Bylaws.

The Board recommends an increase in the size of the Board to eleven (11) directors for several reasons. The primary reason to increase the size of the Board is to expand the pool of directors with management experience and financial expertise available to the Corporation. Many of the new nominees are owners or officers of a business and would contribute their executive management and leadership skills to the Board. Some of the nominees also have a strong history with Progressive Bank, N.A., the Corporation’s banking subsidiary, and have served on the Board of Directors of Progressive Bank, N.A. for many years. This historical knowledge of Progressive Bank, N.A. will assist the nominees in directing the Corporation’s strategic initiatives and setting goals for the Corporation.

In addition, several of the existing members of the Board of Directors may be nearing retirement age. The current Board of Directors believes it is important for the Corporation to maintain continuity in the leadership of the Board and to bring in new Directors before existing Directors retire. The Board has recommended five (5) new nominees for election as a director and three (3) of these nominees are between the ages of 35 and 48.

Because the Board is prohibited from increasing the size of the Board to eleven (11) directors, the Board is seeking shareholder approval to increase the size of the Board by (5) members and to fix the size of the Board for 2014 at eleven (11) directors. The Board believes that the Corporation will benefit substantially from the talent and expertise of the new five (5) nominees to the Board.

The proposed board size fits within the range set forth in the Articles and Bylaws. The Articles and Bylaws permit a board of up to twenty-five (25) directors. The Board is not seeking to increase the number of its members beyond eleven (11) directors.

If the shareholders approve Item 1 and fix the number of directors to be elected at the 2014 Annual Meeting of shareholders at eleven (11), the number of directors to be elected at the 2014 Annual Meeting of Shareholders will be eleven (11). If the shareholders do not approve Item 1, the number of directors to be elected at the 2014 Annual Meeting of Shareholders will be six (6) and the nominees will consist of current directors standing for re-election (except for Laura Inman who is retiring from the Board and not standing for re-election).

The Board of Directors recommends a vote “FOR” the proposal to fix the number of directors of the Company to be elected at the 2014 Annual Meeting of Shareholders at eleven (11).

Item 2—Election of Eleven (11) Directors

The second proposal to be voted upon is the election of the following eleven (11) directors, each of whom were recommended by the Nominating Committee and approved by the Board of Directors of the Company:

Jonathan Bedway	R. Clark Morton
Nada E. Beneke	Roberta Robinson Olejasz
Clyde Campbell	William G. Petroplus
Rosalie J. Dlesk	Thomas L. Sable
Robert J. Fitzsimmons	Brian L. Schambach
Joseph Menendez

All of the nominees except Jonathan Bedway, Clyde Campbell, Robert J. Fitzsimmons, Roberta Robinson Olejasz and Brian L. Schambach are directors standing for re-election. Jonathan Bedway, Clyde Campbell, Robert J. Fitzsimmons, Roberta Robinson Olejasz and Brian L. Schambach are recommended by the Nominating Committee of the Company’s Board of Directors. These nominees were recommended to the Nominating Committee by the interim Chief Executive Officer. If the shareholders approve Item 1, each of these nominees will be elected to serve a one-year term and will be subject to re-election at the 2015 Annual Meeting. If Item 1 is not approved, the votes for this proposal will not be counted and the votes for Item 3 will be counted.

Because we do not know the outcome of the vote on Item 1, if you are submitting your votes by proxy, please complete both Items 2 and 3 on the proxy card so that the proxy holder has instructions on how to vote for each item.

Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the eleven (11) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees.

Laura G. Inman was appointed to the Board of Directors on December 21, 2013 following the death of Sylvan J. Dlesk. Ms. Inman is retiring from the Board of Directors of the Company and has elected not to stand for re-election this year. We are grateful to Ms. Inman for her service to the Board during this transitional period.

THIS BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOLLOWING ELEVEN (11) NOMINEES FOR DIRECTOR

NOMINEES FOR DIRECTORS TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING	INITIAL ELECTION TO BOARD
JONATHAN BEDWAY (48) - President of Bedway Development Corporation.	New nominee
NADA E. BENEKE (58) - Sanitarian, Ohio County Health Department; Director of Progressive Bank, N.A.	2001
ROSALIE J. DLESK (76) - Owner of Dlesk Realty and Investment Company; President of Dlesk, Inc.; President of Ohio Valley Carpeting, Inc.; Director of Progressive Bank, N.A.	2013
CLYDE CAMPBELL (84) - Retired; Former President of West Liberty State College and Interim President of Jefferson Community College; Director of Progressive Bank, N.A.	New nominee
ROBERT J. FITZSIMMONS (35) - Attorney-at-Law, Member of Fitzsimmons Law Firm PLLC; Member of RCK 1 Group LLC and RCK 2 Group; Member of BOT LLC; and a West Virginia State Senator.	New nominee
JOSEPH MENENDEZ (40) - Certified Public Accountant; Chief Financial Officer of Tecnocap LLC, an international manufacturing company; Director of Progressive Bank, N.A.	2014
R. CLARK MORTON (85) - Attorney-at-Law, Retired Partner, Herndon, Morton, Herndon & Yaeger; Chairman of the Board and Director of Progressive Bank, N.A.	1965
ROBERTA ROBINSON OLEJASZ (42) - Dealer Operator and Finance Manager of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc.	New nominee

NOMINEES FOR DIRECTORS TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING	INITIAL ELECTION TO BOARD
WILLIAM G. PETROPLUS (66) - Interim President and Chief Executive Officer of the Company; Interim President and Chief Executive Officer of Progressive Bank, N.A.; Attorney-at-Law, Member/Partner, Petroplus & Gaudino; Director of Progressive Bank, N.A.	1998
THOMAS L. SABLE (56) - Managing Partner, Summit Atlantic Group, LLC; Village Clerk/Treasurer, Village of Bellaire; Director of Progressive Bank, N.A.	2005
BRIAN L. SCHAMBACH (56) - President of BlueChem Chemical; District Account Manager for Chemetell Corporation.	New nominee

Director Qualifications and Review of Director Nominees

In connection with the director nominations for the 2014 Annual Meeting, the Nominating Committee considered the nominee’s roles in identifying and understanding the Company’s risks and overseeing the Company’s compliance with its risk management program. These considerations were in addition to the qualifications, skills and attributes described below that are considered by the Nominating Committee in selecting nominees for the Board of Directors.

In addition to fulfilling the above criteria, nine (9) of the eleven (11) nominees for election are independent under the NYSE MKT (formerly known as AMEX) standards and the SEC rules. Mr. Petroplus is not independent because he is serving as the Interim President and Chief Executive Officer of the Company; and Mrs. Dlesk is not independent because her husband, Sylvan J. Dlesk, was the President and Chief Executive Officer of the Company during the last three years.

Each nominee brings a strong and unique background and set of skills to the Board providing the Board as a whole competence and experience in a wide variety of areas including, banking, finance, accounting, legal, corporate governance, and executive management. Set forth below are the specific experience, qualifications, skills, and attributes considered by the Board in concluding that the nominees are qualified to serve as directors of the Company:

Nominees:

Jonathan Bedway, age 48, is a new nominee to the Board of Directors of the Company.

Mr. Bedway’s experience and knowledge of the local and regional commercial real estate market and commercial construction will be beneficial to the Company in reviewing and attracting commercial loans.

Mr. Bedway is the founder and President of Bedway Development Corporation, a commercial construction contractor and a commercial real estate developer. Mr. Bedway serves on the Board of Wheeling Country Day School where he is the incoming President of the Board. Mr. Bedway is a graduate of The Linsly School and West Virginia University with a Bachelor of Science degree.

Nada E. Beneke, age 58, has served as a member of the Board of Directors of the Company since 2001 and is currently serves as a member of the Nominating and Audit Committees. She also serves as a director of Progressive Bank, N.A., a subsidiary bank of the Company.

Ms. Beneke’s background has proven beneficial in board discussions and decisions impacting the development and implementation of our Pandemic Response Plan. She brings an inquisitive perspective to the board and injects probing questions that invoke further discussion and evaluation of our options.

Ms. Beneke is a Sanitarian Supervisor for the Ohio County Health Department in Wheeling, West Virginia. Ms. Beneke received her undergraduate and master’s degrees from West Virginia University.

Clyde D. Campbell, age 84, is a new nominee to the Board of Directors of the Company and currently serves as a director of Progressive Bank, N.A., a subsidiary bank of the Company.

Mr. Campbell brings a strong sense of executive management and leadership to the Board. Mr. Campbell has served as a director of Progressive Bank, N.A. for 27 years and has served as an administrator in higher education for approximately 30 years.

Mr. Campbell was a professor of chemistry at West Liberty State College and also served as the Chairman of the School of Natural Sciences and Mathematics. He also taught as an adjunct professor of chemistry at Bethany College and West Virginia Northern Community College. Mr. Campbell also served in other administrative positions at West Liberty State College including Associate Academic Dean, Director of the School of Health Professions, Dean of Administration and Academic Dean before becoming the President of West Liberty State College, a position that he held for 11 years. Mr. Campbell also served as the Interim President of Jefferson Community College in Steubenville, Ohio. Mr. Campbell retired in 1995.

Mr. Campbell is on numerous boards and was the President of the Ohio County Board of Education and the Chairman of the Board of Directors of the Ohio County Heart Association.

Mr. Campbell obtained both a Bachelor of Arts and Bachelor of Science degree in Chemistry and Mathematics from West Liberty State College, a Masters degree in Biological/Organic Chemistry from North Carolina State University and a Doctor of Philosophy degree in Biological/Organic Chemistry from West Virginia University.

Rosalie J. Dlesk, age 76, has served as a member of the Board of Directors of the Company since December, 2013. Mrs. Dlesk also operates Dlesk Realty and Investment Company as a sole proprietor, serves as President of Dlesk, Inc. and serves as President of Ohio Valley Carpeting, Inc.

Robert J. Fitzsimmons, age 35, is a new nominee to the Board of Directors of the Company.

Mr. Fitzsimmons brings to our Board relevant experience with regulatory compliance and economic development issues facing the banking industry and the State of West Virginia.

Mr. Fitzsimmons is a member of the Fitzsimmons Law Firm PLLC, where he maintains a general litigation practice. Mr. Fitzsimmons is a West Virginia State Senator serving on the following committees: Vice Chair of Banking and Insurance; Judiciary; Government Organization; Transportation and Infrastructure; Labor; Military and Enrolled Bills. Mr. Fitzsimmons is also a member of RCK 1 Group LLC which operates talk radio stations AM 1600 WKKX, Wheeling, West Virginia and AM 1370 WVLY, Moundsville, West Virginia. Mr. Fitzsimmons is also a member of RCK 2 Group LLC and BOT LLC which own and manage commercial real estate.

Mr. Fitzsimmons received his Bachelor of Science degree in Biomedical Engineering from Washington University in St. Louis and his Doctor of Law degree from Wake Forest University.

Joseph Menendez age 40, has served as a member of the Board of Directors of the Company since March, 2014, and serves as a member of our Audit Committee. He also currently serves as a director of Progressive Bank, N.A., a subsidiary bank of the Company.

Mr. Menendez brings to our Board relevant experience with accounting and reporting issues. Mr. Menendez’s familiarity with the importance of compliance regarding financial reporting, taxation, auditing and implementation of internal controls provide for a sound background for serving on the Board of Directors.

Mr. Menendez is currently the Chief Financial Officer of Tecnocap LLC, an international manufacturing company. Mr. Menendez is a certified public accountant and worked at S.R. Snodgrass, A.C. until August, 2007. Mr. Menendez is a member of the American Institute of Certified Public Accountants and a member of the West Virginia Society of CPA’s.

Mr. Menendez obtained a Bachelor of Science degree and a Master of Professional Accountancy degree from West Virginia University.

Roberta Robinson Olejasz, age 42, is a new nominee to the Board of Directors of the Company.

Ms. Olejasz brings a strong sense of executive management and leadership to the Board. In addition, Ms. Olejasz’s experience as the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. equips her to understand and guide management decisions and actions relating to planning, risk management, marketing and capital management.

Ms. Olejasz has been the dealer operator of Bob Robinson Chevrolet-Buick-GMC-Cadillac Inc. since 2005 and also serves as the finance manager of the dealership. Ms. Olejasz is a director and the Secretary/Treasurer of the West Virginia Automobile and Truck Dealers Association, a member of the visiting committee of the West Virginia University College of Business and Economics, and a board member of the Wheeling Chamber of Commerce.

Ms. Olejasz received a Bachelor of Science degree in Management from Virginia Commonwealth University and a Masters of Business Administration from West Virginia University.

William G. Petroplus, age 66, has served as a member of the Board of Directors of the Company since 1998. Prior to his appointment as Interim President and Chief Executive Officer, he served as Chairman of the Nominating Committee and as a member of the Corporate Governance/Human Resource Compensation Committee. Mr. Petroplus was appointed as the Interim Chief Executive Officer of the Company on December 21, 2013. He also serves as a director of Progressive Bank, N.A., a subsidiary bank of the Company, and has been a director of Progressive Bank, N.A. since 1986.

Mr. Petroplus’s expertise in laws and regulations, that pertain to, but are not limited to real estate law, commercial lending, corporate law and fiduciary matters, contribute insight to the board on such matters.

Mr. Petroplus has over 40 years’ experience as an attorney. He has been with the law firm, Petroplus & Gaudino, PLLC since 1999. His legal background and training provide him with an excellent framework within which to offer advice and counsel in a highly regulated banking industry. He also is the sole member of GWP Realty LLC, a real estate investment and rental limited liability company. Mr. Petroplus is a graduate of West Virginia University and the West Virginia University College of Law.

R. Clark Morton, age 85, has served as a member of the Board of Directors of the Company since 1965 and is currently serving as a member of the Audit Committee and the Corporate Governance/Human Resource Compensation Committee. He also currently serves as the Chairman of Progressive Bank, N.A., a subsidiary bank of the Company.

Mr. Morton’s long tenure with the Company provides continuity in the leadership and strategic initiatives and goals of the Company. He also assists in the compliance with corporate governance standards and regulatory issues. His expertise in taxation also provides guidance to the board.

Prior to his retirement in 1995, Mr. Morton was a partner in the law firm of Herndon Morton Herndon and Yaeger which specializes in tax law, corporate law, estate and trust planning and business law. Before private law practice, Mr. Morton was an attorney for the U.S. Treasury Department Internal Revenue Service. Mr. Morton received his undergraduate degree from West Liberty State College and his degree in law from Georgetown University. Mr. Morton’s leadership and service to the Wheeling area is reflected by his involvement in a local community board and foundation.

Thomas L. Sable, age 56, has served as a member of the Board of Directors of the Company since 2005 and serves as a member of our Audit Committee. He has also served as a director of Progressive Bank, N.A., a subsidiary bank of the Company since 1997. Mr. Sable previously served as a director of Farmers and Merchants National Bank from 1987 until its merger into Progressive Bank, N.A.in 1997.

Mr. Sable, as a self-employed businessman, contributes to assessments of the impacts of our board decisions on our customers, employees, and community reputation. He brings to the board an entrepreneur perspective, which joined with his banking and governmental expertise, provides ongoing insight into attracting and servicing our customer base.

Mr. Sable is the owner and managing partner of Summit Atlantic Group, LLC, which is the parent company to Myrtle Beach Tanning, a retail tanning salon service. He has held the position of the Clerk/Treasurer for the Village of Bellaire, Ohio for the past decade and also currently serves on their Public Records Commission. He previously served as their City Auditor. He was the owner/operator of Bellaire Hardware & Equipment Rentals for 23 years. In 1982, he served on the City of Bellaire Neighborhood Development Corporation as a Rehabilitation Grant Specialist for a two-year period. Mr. Sable was employed by Farmers & Merchants National Bank for six years beginning in 1976 and gained valuable experience engaged as a loan officer, security officer, and other departmental positions.

Brian L. Schambach, age 56, is a new nominee to the Board of Directors of the Company.

Mr. Schambach brings to the Board his business experience and his management and leadership skills as the president of a chemical company and the district account manager of a company that serves customers throughout the United States and Canada.

Mr. Schambach is the President of BlueChem Chemical, a company that manufactures and distributes process chemicals to the metal industry. Mr. Shambach is also the District Account Manager for Chemetell Corporation and responsible for direct sales to the metals industry in Pennsylvania, Ohio and West Virginia. Mr. Schambach also works as a Key Account Manager for Timet Corp. and oversees its Toronto, Ohio, Henderson, Nevada and Morgantown, West Virginia plants. Mr. Schambach was a District Account Manager for Nalco Chemical (Calgon Corporation) for 13 years prior to joining Chemetell Corporation. Mr. Schambach serves on several boards and is currently the Marshall County Commissioner.

Mr. Schambach obtained his Bachelor of Science degree in Human Resource Management from Wheeling Jesuit University.

Our Board of Directors recommends a vote “FOR” each of the nominees listed above.

Item 3—Election of Six (6) Directors (in the Alternative to Item 2)

Shareholders will be asked to vote on this Item 3 and the shareholder votes for this Item 3 will be counted only if the shareholders do not approve the proposal to fix the number of directors to be elected at the 2014 Annual Meeting of Shareholders at eleven (11) as described in Item 1. If the shareholders approve Item 1, then the shareholders will proceed to vote on Item 2 and not this Item 3. Because we do not know the outcome of the vote on Item 1, if you are submitting your votes by proxy, please complete both Items 2 and 3 on the proxy card so that the proxy holder has instructions on how to vote on each item.

If the shareholders do not approve Item 1, Nada E. Beneke, Rosalie J. Dlesk, Joseph Menendez, R. Clark Morton, William G. Petroplus and Thomas L. Sable are nominated for election to serve as a director. All of the nominees are directors standing for re-election and are recommended by the Nominating Committee of the Company’s Board of Directors. If the shareholders do not approve Item 1, each of these nominees will be elected to serve a one-year term and will be subject to re-election at the 2015 Annual Meeting of Shareholders.

Should any of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

If the shareholders do not approve Item 1, the persons named in the enclosed proxy intend to vote the proxy for the election of each of the six (6) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees.

IF ITEM 1 IS NOT APPROVED BY THE SHAREHOLDERS, THIS BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOLLOWING SIX (6) NOMINEES FOR DIRECTOR

NOMINEES FOR DIRECTORS TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING	INITIAL ELECTION TO BOARD
NADA E. BENEKE (58) - Sanitarian, Ohio County Health Department; Director of Progressive Bank, N.A.	2001
ROSALIE J. DLESK (76) - Owner of Dlesk Realty and Investment Company; President of Dlesk, Inc.; President of Ohio Valley Carpeting, Inc.; Director of Progressive Bank, N.A.	2013
JOSEPH MENENDEZ (40) - Certified Public Accountant; Chief Financial Officer of Tecnocap LLC, an international manufacturing company; Director of Progressive Bank, N.A.	2014
R. CLARK MORTON (85) - Attorney-at-Law, Retired Partner, Herndon, Morton, Herndon & Yaeger; Chairman of the Board and Director of Progressive Bank, N.A.	1965
WILLIAM G. PETROPLUS (66) - Interim President and Chief Executive Officer of the Company; Interim President and Chief Executive Officer of Progressive Bank, N.A.; Attorney-at-Law, Member/Partner, Petroplus & Gaudino; Director of Progressive Bank, N.A.	1998
THOMAS L. SABLE (56) - Managing Partner, Summit Atlantic Group, LLC; Village Clerk/Treasurer, Village of Bellaire; Director of Progressive Bank, N.A.	2005

Information relating to the qualifications, skills and attributes of each of the nominees considered by the Nominating Committee in selecting these nominees and the independence of each nominees are described above under Item 2 on pages 7 through 11.

Governance of the Company

Independence of Directors and Nominees

The Board of Directors annually reviews the relationships of each member of the Board with the Company to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NYSE MKT standards and the SEC rules.

The Corporate Governance/Human Resource and Compensation Committee met to determine the independence of the current members of the Board of Directors and the nominees for election as a director of the Company. At the meeting, the Committee reviewed the directors’ and nominees’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors, parties related to the directors, and nominees.

Based on the subjective and objective criteria developed by the NYSE MKT standards and the SEC rules, the Corporate Governance/Human Resource and Compensation Committee determined that the following nominees and current members of the Board of Directors are independent: Jonathan Bedway, Nada E. Beneke, Clyde Campbell, Robert J. Fitzsimmons, Laura G. Inman, Joseph Menendez, R. Clark Morton, Roberta Robinson Olejasz, Thomas L. Sable, and Brian L. Schambach. The Board of Directors ratified this determination by the Corporate Governance/Human Resources and Compensation Committee.

Mr. Petroplus is not independent because he is currently serving as the Interim President and Chief Executive Officer of the Company. Rosalie J. Dlesk is not independent because her husband, Sylvan J. Dlesk, was the President and Chief Executive Officer of the Company during the last three years. In addition, the transactions with Dlesk Realty and Investment Company and Dlesk, Inc. described below exceed five percent of the following entities’ gross revenues in 2013. In 2013, transactions with Dlesk Realty and Investment Company and Dlesk, Inc. represent approximately 7.10% and 91.14%, respectively, of each company’s gross revenue.

Dlesk Realty and Investment Company, which is owned by Mrs. Dlesk, serves as a landlord to the Company’s subsidiary bank, Progressive Bank, N.A., under a lease agreement to rent property for use as a banking premises. Dlesk Realty and Investment Company also provides certain maintenance services to the banking premises. The Company also purchased six season tickets, suite access, parking permits and food service to West Virginia University football games from Dlesk, Inc.

The NYSE MKT standards contain additional requirements for members of the Nominating Committee, the Audit Committee, and the Corporate Governance/Human Resources and Compensation Committee. All of the directors serving on each of these committees is independent under the additional requirements applicable to such committees.

The Board also considered the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitutes a material relationship with the Company and each of the relationships satisfied the standards for independence:

•      Progressive Bank, N.A., a subsidiary of the Company, provided lending and/or other financial services to members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2013 in the ordinary course of business and on substantially the same terms as those available to unrelated parties;

•      Mr. Morton is a retired attorney with Herndon, Morton, Herndon & Yaeger, attorneys-at-law, of Wheeling, West Virginia, which firm serves as special counsel to the Company.

Management believes that these payments were made on no more favorable terms or greater rates than would have been extended for third parties not otherwise affiliated with the Company or its subsidiary bank.

Board of Director Meetings

There were twelve (12) meetings of the Board of Directors of the Company during 2013 and one (1) special meeting. All directors attended at least 75 percent of the meetings of the Board and the meetings held by committees of the Board on which the directors served in 2013. The standing committees of the Board include: Audit Committee, Nominating Committee and Corporate Governance/Human Resource and Compensation Committee.

Policy On Director Attendance At Shareholder Meetings

In order to fulfill their primary responsibilities, directors of the Company are expected to attend the annual meeting of shareholders and all board meetings, as well as all meetings on committees on which they serve. All of the current directors of the Company attended the 2013 annual meeting of shareholders, except for Nada E. Beneke.

Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the shareholders, any governmental body, and others; the Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.progbank.com on the Investor Relations page. The committee met five (5) times during 2013. The independent members of the committee consist of non-salaried directors and presently include Joseph Menendez, Chairman, Nada E. Beneke, R. Clark Morton and Thomas L. Sable.

The Company’s Board of Directors has determined that Joseph Menendez meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board of Directors believes that Mr. Menendez has the following described five attributes to qualify as an audit committee financial expert. Mr. Menendez is a licensed Certified Public Accountant, and, through education and experience, has: an understanding of financial statements and generally accepted accounting principles; an ability to assess the general application of generally accepted principles in connection with accounting for estimates, accruals and reserves; some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented by the Company’s financial statements; an understanding of internal controls; and, an understanding of audit committee functions. The Company believes that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee. The committee has authority to engage legal counsel, other experts or consultants as it deems appropriate to carry out its responsibilities.

Report of the Audit Committee

The charter for the Audit Committee is reviewed annually. The Audit Committee reviewed and discussed the Company’s annual audited financial statements with management. The Committee discussed with the independent registered public accounting firm, BKD, LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, the matters required to be discussed by SAS 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board. The Committee also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Additionally, the Audit Committee reviewed reports of the internal audit director concerning the results of the examinations of the accounting controls and procedures reviewed. The committee also reviewed various other matters pertaining to the business and operations of the Corporation during the year, including the scope and planning of the audits and the internal control procedures. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Audit Committee also recommended to the Board of Directors the appointment of BKD, LLP as the independent auditors for the Company for 2014.

March 13, 2014	Audit Committee:
Joseph Menendez, Chairman Nada E. Beneke R. Clark Morton Thomas L. Sable

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the Company specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Nominating Committee

The Board of Directors has established a formal nominating committee for the selection of directors of the Company, consisting of non-salaried directors and presently includes Thomas L. Sable, Chairman, Nada E. Beneke and R. Clark Morton. The committee met one (1) time during 2013. Each member of the nominating committee is independent as that term is defined by the NYSE MKT. The nominating committee has a charter, a copy of which is available on the Company’s website at www.progbank.com on the Investor Relations page. The Nominating committee charter requires that candidates for director should have certain minimum qualifications, including:

-      Directors should be of the highest ethical character;

-      Directors should have excellent personal and professional reputations in the Company’s market area;

-      Directors should be accomplished in their professions or careers;

-      Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law;

-      Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment;

-      Directors must be willing and able to expend the time to attend meetings of the board of directors of the Company and the bank and to serve on board committees;

-      The board of directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of the Company;

-      Because the directors of the Company also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law;

-      Directors must be acceptable to the Company’s and the bank’s regulatory agencies, including the Comptroller of the Currency, Federal Reserve Board, Federal Deposit Insurance Corporation and West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution;

-      Directors must own or acquire sufficient capital stock to satisfy the requirements of law and the bylaws of the bank; and,

-      Directors must be at least 21 years of age.

The board of directors of the Company reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions. The nominating committee does not consider diversity in identifying nominees for directors.

The nominating committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the nominating committee considers the directors’ overall service to the Company during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors of the Company and the bank. The nominating committee also reviews the payment history of loans, if any, made to such directors of the bank to ensure that the directors are not chronically delinquent and in default. The nominating committee considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The nominating committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the nominating committee uses its network of contacts in the Company’s market area to compile a list of potential candidates. The nominating committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The nominating committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The nominating committee will consider director candidates recommended by shareholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by shareholders for submitting nominations. The nominating committee does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

The Company’s bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of the Company’s existing management, must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 40 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

-	Name and address of proposed nominee(s);

-	Principal occupation of nominee(s);

-	Total shares to be voted for each nominee;

-	Name and address of notifying shareholder; and

-	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. No shareholder recommendations or nominations have been made in connection with the 2014 Annual Meeting of Shareholders.

Corporate Governance/Human Resource and Compensation Committee

The functions of the Corporate Governance, Human Resource and Compensation Committee are to review and recommend the annual salaries and bonuses of all executive officers; recommend the annual contribution to the employees’ profit sharing plan; and monitor the senior management and succession plans. The Committee reviews profitability of the Company and makes recommendations to the Board of Directors with regard to annual dividends to shareholders. The Committee also reviews director fees paid for attendance at board and committee meetings. The Board of Directors reviews the Committee recommendations for final action thereon. Company performance is considered in establishing the annual budget for salary increases and is the initial part of the review process. Company performance factors, including net income and return on equity, and individual performance are considered in setting annual bonuses. The Committee has a charter, a copy of which is available on the Company’s website at www.progbank.com on the Investor Relations page. The Committee has authority to retain consultants and delegate authority if deemed necessary. The Committee met three (3) times during 2013. The members of the Committee consist of non-salaried directors. The Committee members during 2013 were R. Clark Morton, chairman, Nada E. Beneke, and Thomas L. Sable.

In order to satisfy the new NYSE MKT standards that require that all members of the Compensation Committee be independent, Mr. Petroplus resigned from the Committee effective December 21, 2013.

Board Leadership Structure

The Board believes that it is important to formally separate the roles of Chairman of the Board of Directors and the President and Chief Executive Officer. The separation of these roles results in a more effective monitoring and objective evaluation of the President and Chief Executive Officer’s performance. The Board also believes that directors will be more likely to challenge the President and Chief Executive Officer if the President and Chief Executive Officer is not the Chairman of the Board.

The majority of the Board is independent and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, each of the Board’s standing committees, the Audit Committee, the Nominating Committee and the Corporate Governance/Human Resource and Compensation Committee, are composed solely of independent directors.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, market, credit, financial, legal and regulatory risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee such as the Asset/Liability Management Committee) receives these reports from the appropriate

“risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of the Company’s financial reports.

Item 4—Adoption of Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14C of the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The executive officers named in the summary compensation table set forth in this proxy statement and deemed to be the Company’s “named executive officers” are William G. Petroplus, Sylvan J. Dlesk, Francie P. Reppy and Brad D. Winwood.

Shareholders are urged to read the compensation information on the following pages of this proxy statement which discusses the compensation policies and procedures with respect to the Company’s named executive officers and vote on the following advisory, non-binding resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the narrative discussion.”

As described in detail under the heading “Executive Officer Compensation” beginning on page 21, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of the Company’s financial goals, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Corporate Governance, Human Resource and Compensation Committee (the “Committee”) value constructive dialogue on executive compensation and other important governance topics with shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

The Company is currently conducting the “say-on-pay” advisory vote on an annual basis. The next “say-on-pay” advisory vote is scheduled for the 2015 Annual Meeting of Shareholders.

The Board of Directors and the Committee recommends a vote FOR the nonbinding resolution to approve the compensation of the Company’s named executive officers.

Executive Officer Compensation

Executive Officers

The Executive Officers of First West Virginia Bancorp, Inc., as of March 1, 2014, are as follows:

Name	Age	Position and Background

William G. Petroplus	66	Interim President and Chief Executive Officer since December, 2013.

Francie P. Reppy	53	Executive Vice President, Chief Administrative Officer, Chief Financial Officer and Treasurer of the Company since 2005.

Brad D. Winwood	57	Vice President, Chief Operating Officer and Investment Officer of the Company since April, 2010. Previously served as Vice President and Senior Operations Officer of the Company from 2008-2009.

Mr. Sylvan J. Dlesk served as the Company’s Chairman of the Board, President and Chief Executive Officer from 2005 until his death on December 18, 2013.

Overview of Compensation Program

The Corporate Governance, Human Resource and Compensation Committee (the “Committee”) of the Board is responsible for the establishment and review of the Company’s executive compensation program. The Committee endeavors to determine executive compensation in a manner designed to provide a competitive compensation package that will be attractive to potential new executives and which will also provide incentives for existing executives to stay with the Company and contribute toward the success of the Company. Ultimately, compensation is based on the overall performance of the Company.

The Committee conducts an annual base salary and bonus review of its executive officers and develops incentive compensation programs where appropriate. The Committee also reviews and develops recommendations for director compensation, including committee fees.

You will find a table under the heading Executive Compensation that contains specific information about compensation earned or paid in 2013 to the Company’s President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer serving as of

December 31, 2013, who are sometimes referred to as “named executive officers” or “NEOs”. Mr. Dlesk is also included in this proxy statement as an NEO because he would have been serving as the Company’s President and Chief Executive Officer as of December 31, 2013, if he had not passed away on December 18, 2013. The Company or its subsidiary did not have any other executive officers whose compensation was in excess of $100,000. The Committee strives to ensure that the total compensation paid to the NEOs is fair, reasonable and competitive, and does not result in excessive risk taking. Following an assessment of the compensation paid to the NEOs, the Board has concluded that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of Executive Officers in Compensation Decisions

While the Committee makes all decisions related to executive compensation, the Chief Executive Officer will provide input regarding the annual performance of each executive officer of the Company and will make recommendations for proposed salary adjustments. The Chief Executive Officer is not involved in determining his own compensation. The Committee then is responsible for recommending to the Board of Directors of the Company, and subject to final approval of such recommendations by the Board of Directors of the Company, the annual salary, raise and bonus determinations for the executive officers of the Company.

Executive Compensation Components

The Company’s compensation package as of December 31, 2013 and 2012 consisted of the following components: base salary, bonus, and retirement benefits. Each element is described below.

Base Salary

The NEOs and other employees are provided with a base salary to compensate them for services rendered during the year. Base salary ranges were established for NEOs and were determined based on their position and responsibility within the organization by using available market data for similarly configured positions which may be adjusted to reflect other duties and responsibilities. In determining the base salaries of the NEOs, the Committee primarily gave consideration to the West Virginia Bankers Association salary survey, the NEOs base salary on an individual basis and in relation to the other officers in the Company and the NEOs performance of his/her duties and responsibilities.

Annually, the Committee reviews the base salary levels as part of the Company’s performance review process. Base salary levels for NEOs may also be adjusted for promotions or upon a change in their duties and responsibilities.

Bonus

The determination of bonuses, as detailed below, is predicated on the Company’s earnings in the previous year, the increase in corporate net worth and individual executive officer performance. The Committee also is acutely aware that the purpose of our NEOs is to generate earnings for the shareholders of the Company. Therefore, the Committee’s philosophy for its

Executive Compensation Incentive Plan does not deviate from that avowed purpose. The plan consists of two basic steps. The first step is an earnings plateau which establishes the annual percentage return to the Company (based on corporate net worth) which was expected to be reached. The amount of return in excess of that expected percentage forms the basis for the bonus pool. The philosophy underlying this first earnings plateau is as follows.

Earnings to the extent of the determined percentage of corporate net worth are intended to provide for the following purposes:

(a)	Payment of income taxes thereon;

(b)	Payment of regularly established quarterly dividends;

(c)	Provide for increases in executive salaries attributable to inflation;

(d)	Provide for an increase to the regularly established quarterly dividend for the next year in the same percentage as the percentage of salary raises granted executives to compensate for inflation; and,

(e)	Provide for growth of corporate net worth.

Earnings in excess of that percentage of corporate net worth are available for distributions for bonuses to NEO’s excepting any extraordinary profits received from the sale of assets owned by the Company and its subsidiary, with the exception of the subsidiary’s ordinary investment portfolio. The second basic step of the plan apportions earnings in excess of the first plateau. The Committee has divided those excess earnings into five incremental categories. Beginning with the first $400,000.00 of such excess and for each increment thereafter, the Committee has determined what percentage will be paid as executive bonuses. In addition to bonus payments, from each such increment comes a percentage for payment of income taxes thereon, and a payment for dividends to shareholders and to provide for growth of corporate net worth. After the first $400,000.00 increment has been exhausted, the second category consists of the next $300,000.00 of such excess earnings. After that has been exhausted, the third category consists of the next $200,000.00 of such excess earnings. After that has been exhausted, the fourth category consists of the next $100,000.00 of such excess earnings. Finally, after that has been exhausted, the fifth category consists of all excess earnings over $1,000,000.00.

The underlying goal of the Committee’s determinations is to provide a strong incentive for all NEOs to strive to increase the annual earnings of the Company for the benefit of its shareholders.

Bonuses are paid to NEO’s by the Company’s subsidiary bank, Progressive Bank, N.A. Decisions as to the issuance of a bonus and the amount paid in each year is determined by the Committee and is recommended to the Company’s Board of Directors. The Committee awarded bonuses for performance in 2012 and 2013 and these bonuses were paid in 2013 and 2014.

Retirement Benefits

Retirement benefits represent an important component of the Company’s compensation package as it provides financial security which promotes retention for its NEOs. The Committee believes that its retirement program is comparable to other similarly situated banking institutions.

The Company maintains a noncontributory profit-sharing plan for all employees of its existing subsidiary bank who are 21 years of age or older, have worked for the bank in excess of one year, are not parties to a collective bargaining agreement and have completed a minimum of 1000 hours of service. This plan has received a favorable determination letter from the Internal Revenue Service. The Company makes contributions to this profit-sharing plan based upon a discretionary contribution ranging from zero percent to 15 percent of total compensation as fixed by appropriate action of the bank before the close of the year. Once determined, this discretionary contribution is distributed according to a four-tiered integrated allocation formula. In the first tier, the allocation is made by taking three percent of each participant’s compensation. This amount is then distributed to the employee’s separate retirement accounts. In the second tier, any amount of the total contribution remaining undistributed by the first tier is then allocated and distributed by taking each participant’s compensation in excess of $22,500.00 and multiplying that amount by three percent. If Company contributions are insufficient to fund to this level, the Company will determine the uniform allocation percentage to allocate to those participants who have compensation in excess of the integration level of $22,500.00. The uniform allocation percentage is determined by taking the remaining contribution and dividing this amount by the total excess compensation of participants. In the third tier, any amount of the total contribution remaining undistributed by the first and second tier is allocated and distributed by taking each participant’s compensation plus the excess compensation and multiplying that amount by 1.3%. If Company contributions are insufficient to fund to this level, the Company will determine the uniform allocation percentage to allocate to those participants who have compensation in excess of the integration level and excess compensation. The uniform allocation percentage is determined by taking the remaining contribution and dividing this amount by the total compensation including excess compensation of participants. Any amount of the total contribution remaining undistributed by the first, second and third tier is then allocated and distributed to the employee’s retirement accounts on a pro rata basis based upon the percentage of each employee’s compensation compared to total compensation. Employees are entitled to the balances in their separate retirement accounts at either normal retirement age, disability or death, but the amount of such benefits cannot accurately be predicted due to the discretionary nature of the contributions. During 2013, contributions amounted to $102,251, of which $13,688 accrued to the benefit of the NEOs. In 2012, contributions amounted to $109,686, of which $24,614 accrued to the benefit of the NEOs.

The Company’s profit sharing plan also includes a 401(k) feature. That feature qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (The “401(k) Plan”) for all Company employees who are at least 21 years old, have completed a minimum of 1000 hours of service, and who have completed one year of service with the bank. Under the 401(k) Plan, eligible employees may contribute up to 50% of their gross salary to the 401(k) Plan or $17,000, whichever is less ($17,000 as of January 1, 2012). If an employee is age 50 or older and makes the maximum allowable deferral to the Plan, they are entitled to contribute an additional “catch-up contribution.” The catch-up contribution is intended to help eligible employees make up for smaller contributions made earlier in their careers. The maximum catch-up contribution for 2012 was $5,500. Each participating employee is fully vested in contributions made by such employee. The bank has elected to provide a matching contribution for participants which elect to make employee 401(k) contributions. The Company’s share of the contribution during 2013 was $22,456, none of which was for the benefit of the NEOs. During 2012 the Company’s share of the contribution was $23,009, of which $975 was for the benefit of the NEOs.

Effective December 31, 2004, the Company froze its non-qualified deferred compensation plan arrangement with its executive officers and no further contributions are permitted to the plan. This plan was frozen as a result of tax law changes by the Internal Revenue Service and limited usage by its executive officers. Under the original plan arrangement, each executive officer was permitted to elect to defer up to 50 percent of their bonus. The executive officers in the plan are generally entitled to the balances in their separate deferred compensation accounts at either normal retirement age, disability or death, or other termination of employment.

Executive Compensation

The following table shows all compensation awarded to, earned by or paid to the Company’s Interim President and Chief Executive Officer, William G. Petroplus; its former President and Chief Executive Officer, Sylvan J. Dlesk; its Executive Vice President, Chief Administrative Officer, Chief Financial Officer and Treasurer, Francie P. Reppy; and its Vice President, Chief Operating Officer and Investment Officer, Brad D. Winwood, for all services rendered by them in all capacities to the Company and/or its subsidiary bank as of December 31, 2013 and 2012. No other NEO had compensation in excess of $100,000 as of December 31, 2013 and 2012.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Annual Compensation
	Year	Salary		Bonus	All Other Compensation	Total
William G. Petroplus, (66) Interim President and Chief Executive Officer of the Company and Interim President and Chief Executive Officer of Progressive Bank, N.A.	2013 2012	— —		— —	— —	— —
Sylvan J. Dlesk, Former Chairman of the Board and President and Chief Executive Officer of the Company; Former President and Chief Executive Officer of Progressive Bank, N.A. (deceased December 18, 2013)	2013 2012	$180,000 $180,000		— $9,000	— $11,021(2)	$180,000 $200,021
Francie P. Reppy, (53) Executive Vice President, Chief Administrative Officer, Chief Financial Officer and Treasurer of the Company, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Progressive Bank, N.A.	2013 2012	$130,000 $130,000	(1)	$7,800 $6,500	$ 7,828(2) $ 7,780(2)	$145,858 $144,280
Brad D. Winwood, (57) Vice President, Chief Operating Officer and Investment Officer of the Company; Senior Vice President, Chief Operating Officer and Investment Officer of Progressive Bank, N.A.	2013 2012	$100,000 $100,000		$6,000 $5,000	$ 5,860(2) $ 5,813(2)	$111,860 $110,813

Notes:      (1)    Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

             (2)    Includes contributions to the Profit Sharing and 401(k) Plan.

Director Compensation

Each director of the Company was compensated at the rate of $750 before May 1, 2013 and at the rate of $800 after May 1, 2013 per regular meeting. Additionally, each director was compensated at the rate of $325 for any meetings held in addition to the regular meetings. Audit Committee members were compensated at the rate of $450 before May 1, 2013 and at the rate of $475 after May 1, 2013 for regular meetings. Additionally, each Audit Committee member was compensated at the rate of $300 for any meetings held in addition to the regular meetings. The Chairman of the Audit Committee received additional compensation of $100 for each regular meeting for services in that capacity. The Corporate Governance/Human Resource and Compensation and Nominating Committee members were compensated at the rate of $300 before May 1, 2013 and at the rate of $325 after May 1, 2013 for attendance at each committee meeting, unless a special meeting is held following a regular meeting in which event there is no additional compensation at the special meeting.

The Company’s directors, who are also directors of its subsidiary bank, Progressive Bank, N.A., were paid $300 before May 1, 2013 and paid $325 after May 1, 2013 for attendance at each regular bank board or committee meeting.

The following table shows all compensation paid by the Company to directors for the year ended December 31, 2013.

Director Compensation Disclosure
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total
Nada E. Beneke(1)	$16,600	$ —	$16,600
Rosalie J. Dlesk(2)	$ —	$ —	$ —
Sylvan J. Dlesk (3)	$ —	$ —	$ —
Gary W. Glessner(4)	$13,800	$ —	$13,800
Laura G. Inman(5)	$ —	$ —	$ —
R. Clark Morton(6)	$17,200	$ —	$17,200
William G. Petroplus(7)	$14,375	$ —	$14,375
Thomas L. Sable(8)	$17,175	$ —	$17,175

Notes: (1)	Nada E. Beneke was compensated $11,850 and $4,750 for serving as director of the Company and Progressive Bank, N.A., respectively.

(2)	Rosalie J. Dlesk was not compensated for serving as director of the Company and Progressive Bank, N.A., respectively, in 2013.

(3)	Sylvan J. Dlesk was not compensated for serving as director of the Company and Progressive Bank, N.A., respectively, in 2013.

(4)	Gary W. Glessner was compensated $10,050 and $3,750 for serving as director of the Company and Progressive Bank, N.A., respectively.

(5)	Laura G. Inman was not compensated for serving as director of the Company and Progressive Bank, N.A., respectively, in 2013.

(6)	R. Clark Morton was compensated $12,800 and $4,400 for serving as director of the Company and Progressive Bank, N.A., respectively.

(7)	William G. Petroplus was compensated $10,925 and $3,450 for serving as director of the Company and Progressive Bank, N.A., respectively.

(8)	Thomas L. Sable was compensated $12,800 and $4,375 for serving as director of the Company and Progressive Bank, N.A., respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and beneficial owners of more than 10 percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on a review of the copies of Section 16(a) forms received by the Company, and on written representations from reporting persons concerning the necessity of filing a Form 5—Annual Statement of Changes in Beneficial Ownership, the Company believes that all filing requirements applicable to reporting persons were met for the fiscal year ending December 31, 2013.

Security Ownership of Management

The following table sets forth, as of March 1, 2014, the name and address of each director, nominee for director, and NEOs, the number of shares of the Company’s common stock beneficially owned, the percentage of stock so owned, and the percent of stock beneficially owned by all directors and NEOs as a group. The “beneficial ownership” of a security by an individual is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, sole voting power and sole investment power with respect to the shares shown in the table below are held either by each individual listed or by such individual together with their spouse.

Title of Class	Name & Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common	Jonathan Bedway 68039 N. Pancoast Road Belmont, OH 43718	200	*
Common	Nada E. Beneke P.O. Box 4075 Wheeling, WV 26003	38,019	2.21%
Common	Clyde Campbell 199 Clearview Avenue Wheeling, WV 26003	11,259	*
Common	Rosalie J. Dlesk Highland Park Wheeling, WV 26003	190,674	11.09%
Common	Robert J. Fitzsimmons 177 Seneca Road Wheeling, WV 26003	100	*
Common	Laura G. Inman R. D. 1 Wellsburg, WV 26070	135,198(3)	7.87%
Common	Joseph Menendez 1215 Fifth Street Moundsville, WV 26041	200	*
Common	R. Clark Morton 129 Elm Street Wheeling, WV 26003	63,136(4)	3.67%
Common	Roberta Robinson Olejasz 20 Elmwood Place Wheeling, WV 26003	1,000	*
Common	William G. Petroplus 69-15th Street Wheeling, WV 26003	7,435(5)	*
Common	Francie P. Reppy 1701 Warwood Avenue Wheeling, WV 26003	883	*
Common	Thomas L. Sable 1333 Elm Street Bellaire, OH 43906	11,248(6)	*

Title of Class	Name & Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common	Brian L. Schambach 501 Woodridge Court Glen Dale, WV 26038	600	*
Common	Brad D. Winwood 1701 Warwood Avenue Wheeling, WV 26003	141(7)	*
	Officers and Directors as a Group (14 persons)	460,093	26.8%

*	Beneficial ownership does not exceed 1%.

Notes: (1)

Beneficial ownership of First West Virginia common stock is stated as of March 1, 2014. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Shares owned separately by spouses are included in the column totals but are identified in the footnotes which follow. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes.

(2)	62,000 shares are pledged as collateral.
(3)	Includes 22,713 shares owned by James C. Inman.
(4)	Includes 31,168 shares owned by Patricia H. Morton, his wife, and 12,425 shares owned jointly by R. Clark Morton and Patricia H. Morton.
(5)

Includes 907 shares owned jointly by William G. Petroplus and Sheree A. Petroplus and 452 shares owned by Sheree A. Petroplus, his wife. Mr. Petroplus disclaims beneficial ownership of 452 shares owned by Kristen G. Petroplus, his daughter, for which William G. Petroplus acts as custodian and 452 shares owned jointly by Alyssa R. Petroplus, his daughter, for which William G. Petroplus acts as custodian.

(6)	Includes 11,248 shares owned jointly by Thomas L. Sable and Janice M. Sable, his wife.
(7)	Includes 141 shares owned jointly by Brad D. Winwood and Douglas E. Winwood.

The subsidiary of the Company is: Progressive Bank, N.A., Wheeling, WV.

Principal Shareholders

The following table sets forth, as of March 1, 2014, the name and address of each person or entity that owns of record or is the beneficial owner of more than five percent (5%) of the Company’s common stock.

Title of Class	Name & Address	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Cede & Co. P.O. Box 20 Bowling Green Station New York, NY 10274	1,199,945 (1)	69.82%
Common Stock	Rosalie J. Dlesk Highland Park Wheeling, WV 26003	190,674	11.09%
Common Stock	James C. Inman and Laura G. Inman R.D. 1 Wellsburg, WV 26070	135,198 (2)	7.87%
Common Stock	Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	170,173 (3)	9.90%

Notes: (1)	Depository trust company that holds company shares in street name for brokerage firms and other financial institutions.

(2)	Includes 112,485 shares owned by Laura G. Inman and 22,713 shares owned by James C. Inman.

(3)	Includes shares held for clients as an investment advisor.

Other than those individuals and entities listed above, as of March 1, 2014, no person was known by the Company to be the beneficial owner of more than 5 percent of the Company’s stock.

Transactions with Management and Others

Management personnel of the Company and its subsidiary bank have had and expect to continue to have banking transactions with the bank in the ordinary course of business. Extensions of credit to such persons are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that these transactions do not involve more than a normal risk of collectability or present other unfavorable features.

The Company does maintain certain related party transaction and conflict of interest policies that require the disclosure by management, including directors and NEOs of any business or financial interest or relationship that may pose a potential conflict of interest or which might otherwise interfere with the best interests of the Company. The Company also maintains a Code of Conduct & Ethics under the supervision of the Audit Committee.

The Board of Directors met on March 25, 2014, and reviewed all transactions with related parties since January 1, 2012, to determine if such transactions were required to be reported in this Proxy Statement. The Company has not entered into any transactions with related persons since January 1, 2012, that met the threshold for disclosure in this Proxy Statement under the relevant SEC rules, nor has the Company entered into a current transaction, in which the amount of the transaction exceeds $120,000 or 1% of the average assets of the Company at December 31, 2012, and December 31, 2013, and in which a related person had or will have a direct or indirect material interest.

Item 5—Ratification of Independent Registered Public Accounting Firm

On April 26, 2013, the Company received a letter from S. R. Snodgrass, A.D. (“S.R. Snodgrass”), the Company’s independent registered accounting firm, confirming that the client-auditor relationship between the Company and S.R. Snodgrass had ceased. S. R. Snodgrass resigned its position as the Company’s independent registered public accounting firm because the Company hired an accountant of S. R Snodgrass who previously participated in the audit of the Company’s financial statements.

During the Company’s two most recent fiscal years ended December 31, 2012, and the subsequent interim period through April 26, 2013, there were no disagreements between the Company and S. R. Snodgrass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of S. R. Snodgrass, would have caused S. R. Snodgrass to make reference to the matter of the disagreement in connection with its reports. S. R. Snodgrass’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2012 and 2011, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

S. R. Snodgrass’s report on the Company’s consolidated financial statements for the two (2) most recent fiscal years ended December 31, 2012, dated March 27, 2013 and March 27, 2012, were issued on an unqualified basis in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2012.

On May 9, 2013, the Audit and Compliance Committee of the Company engaged BKD, LLP as its successor independent registered public accounting firm to audit the Company’s financial statements. The Board of Directors has appointed BKD, LLP to serve as our independent registered public accounting firm for 2014 subject to the ratification of our shareholders. BKD, LLP advised the Company that no member of the accounting firm has any direct or indirect material interest in the Company or its subsidiary.

The table below presents the fees that were paid by the Company and the bank to BKD, LLP during the year ended December 31, 2013.

2013

Audit Fees (1)	$91,000

Audit Related Fees(2)	$5,104

Tax Fees (3)	$ —

All Other Fees (4)	$ —

(1)	Audit fees consist of fees for professional service rendered for the audit of the consolidated financial statements and the review of financial statements included in the Company’s quarterly reports.

(2)	Audit Related Fees consist of fees for services from other professionals as well as administrative fees.

(3)	Tax fees consist of fees for the preparation of original and amended federal and state income tax returns and franchise tax returns.

(4)	Other services consist of fees for consulting on various accounting matters.

The audit committee has considered whether BKD, LLP has maintained its independence during the fiscal year ended December 31, 2013. The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the Company by the independent accountants; provided, however, that the audit committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the Company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law. All of the services described above for which BKD, LLP billed the Company for the fiscal year ended December 31, 2013, were pre-approved by the Company’s audit committee.

Representatives of BKD, LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

Shareholder ratification of the selection of BKD, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of BKD, LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Compliance Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Compliance Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

The Board of Directors recommends a vote FOR the ratification of BKD, LLP as our independent registered public accounting firm for the year 2014.

Deadline for Submission of Proxy Proposals, Nomination of Directors

and Other Business of Shareholders

Under the rules of the SEC, proposals of shareholders intended to be presented at the 2015 Annual Meeting scheduled to be held on May 12, 2015, must be received by the Company by December 16, 2014, for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

Shareholder proposals to be brought before our 2015 Annual Meeting and submitted outside the processes of Rule 14a-8 must be received by us, Attention: Secretary, at our principal executive offices by March 1, 2015. If notice is not provided by March 1, 2015, the persons named in the Company’s proxy for the 2015 Annual Meeting of Shareholders will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been addressed in the proxy statement for the 2015 Annual Meeting of Shareholders.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company. Such notice must include a description of the proposed business, the reasons therefore, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws, nominations must be made in writing and shall be delivered or mailed to the president of the Company or to the chairman of the Board not less than 14 days nor more than 40 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Company or the chairman of the Board not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the Company that will be voted by him or her for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of stock of the Company owned by the notifying shareholder. Nominations not made in accordance with such procedure may, in the discretion of the presiding officer, be disregarded, and upon the presiding officer’s instructions, the vote teller shall disregard all votes cast for each such nominee.

In each case the notice must be given to the Secretary of the Company, whose address is 1701 Warwood Avenue, Wheeling, West Virginia 26003. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of Deborah A. Kloeppner, Corporate Secretary, First West Virginia Bancorp, Inc., 1701 Warwood Avenue, Wheeling, West Virginia 26003. Any communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Legal Proceedings

The Company is unaware of any litigation other than ordinary routine litigation incident to the business of the Company, to which it or its subsidiary is a party or of which any of their property is the subject.

Annual Report To Shareholders

The Company’s Annual report to shareholders, as integrated into the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, accompanies this Proxy Statement. The Annual Report does not constitute outside solicitation materials. Additional copies of Form 10-K and any exhibits to Form 10-K are available at no expense. The Company’s public filings may also be obtained free of charge at the Company’s website, www.progbank.com under the tab for “Investor Relations”.

Other Matters

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

REVOCABLE PROXY

FIRST WEST VIRGINIA BANCORP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF FIRST WEST VIRGINIA BANCORP, INC. ON MAY 13, 2014

The undersigned shareholder(s) of First West Virginia Bancorp, Inc. (the “Company”) hereby appoints Robert R. Cicogna, Elizabeth H. Hestick, and Tulane B. Mensore, or any of them, with full power to act alone as attorneys and proxies to vote all the shares of the common stock of the Company held or owned by the undersigned at the Annual Meeting of Shareholders on May 13, 2014 or at any adjournments thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

Mark here for address change.

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2014.

The proxy statement, along with our 2013 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2013, are available free of charge on the following website: http:/www.cfpproxy.com/4429.

FOLD HERE—PLEASE DO NOT DETACH—PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PLEASE MARK VOTES

AS IN THIS EXAMPLE

For Against Abstain

For All

With- hold

For All Except

1. To fix the number of Directors of the Company to be elected at the 2014 Annual Meeting of Shareholders at eleven (11).

3. (If the shareholders do not approve Item 1) To elect six (6) Directors of the Company to serve a one year term until the 2015 Annual Meeting or until their successors are elected and qualified

For All

With- hold

For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

2. (If the shareholders approve Item 1) To elect eleven (11) Directors of the Company to serve a one year termuntil the 2015 Annual Meeting of their successors are elected and qualified (except as marked to the contrary below)

Nada E. Beneke Rosalie J. Olesk Joseph Menendez R. Clark Morton William G. Petroplus Thomas L. Sable

BECAUSE WE DO NOT KNOW THE OUTCOME OF THE VOTE ON ITEM 1. PLEASE COMPLETE BOTH ITEM 2 AND ITEM 3 SO THAT THE PROXY HOLDER HAS

(INS

TRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

INSTRUCTIONS ON HOW TO VOTE ON EACH ITEM.

For Against Abstain

Jonathan Bedway

Nada E. Beneke

Clyde Campbell

Rosalie J. Olesk

Robert J. Fitzsimmons

Joseph Menendez

4. To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers.

R. Clark Morton

Roberta Robinson Olejasz

William G. Petroplus

Thomas L. Sable

Brian L. Schambach

For

Against

Abstain

5. To ratify the selection of BKD, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.

THE PROXIES INTEND TO EXERCISE THEIR DISCRETIONARY VOTING AUTHORITY IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REGULATIONS TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS

Please be sure to date and sign this proxy card in the box below.

Date

SPECIFIED. IF NO CHOICE IS SPECIFIED. THE PROXY WILL BE VOTED FOR PROPOSALS 1, 4 AND 5 AND FOR ALL OF THE NOMINEES FOR DIRECTOR IN ITEMS 2 AND 3, AS APPLICABLE.

This proxy confers on the proxy holder the power of cumulative voting for the election of Directors and the power to vote cumulatively for less than all of the nominees listed in items 2 and 3. This proxy may be revoked at any time prior to its exercise in accordance with the procedure set forth in the proxy materials.

Sign above Co-holder (if any) sign above

When shares are held by joint tenants both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

REV 1 4429